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EXHIBIT 10.2

                            AMENDED AND RESTATED

                        EXECUTIVE SEVERANCE AGREEMENT

                  THIS AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT ("Agreement") is effective as of the ___ day of September, 2005 (the "Effective Date"), by and between Cenveo, INC., a Colorado corporation (the "Company), and <<First_Name>> <<Last_Name>> ("Executive").

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Triggering Event (as defined herein);

                  WHEREAS, the Board believes it is imperative (i) to diminish the inevitable and significant distractions of Executive and dilution of the time of Executive, by virtue of the personal uncertainties and risks created by a pending or threatened Triggering Event; (ii) to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Triggering Event; (iii) (to provide Executive with compensation arrangements in the event of a Triggering Event which provide Executive with financial security, which are competitive with those of other corporations; (iv) to ensure that following a Triggering Event Executive does not engage in activities or business pursuits which may threaten or damage the Company; (v) to retain the services of Executive for a reasonable period of time following any Triggering Event; and (vi) to obtain a full and complete Release from Executive should a separation of employment occur in connection with or subsequent to a Triggering Event; and

                  WHEREAS, the Company and Executive are parties to that certain <<Agreement_Type>> dated <<Prior_Agmt_Date>> (the "Prior
Agreement");

                  WHEREAS, the parties hereto intend that the transactions contemplated by the Settlement and Governance Agreement, dated September 8, 2005, among the Company, Burton Capital Management, LLC and Goodwood, Inc. (the "Settlement Agreement") shall constitute a Triggering Event (as defined herein)), and

                  WHEREAS, in order to effect the foregoing, the Company and Executive wish to enter into an amended and restated severance agreement on the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:


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                                 ARTICLE I
                     TERM AND TERMINATION OF EMPLOYMENT

                  Section 1.1 Term. Except as otherwise set forth herein,
                              ----
the term of this Agreement ("Term") shall commence on the Effective Date and shall continue for an initial period ending December 31, 2006 and shall continue for additional 12-month periods thereafter unless written notice to the contrary is given by either party to the other at least ninety (90) days prior to the end of the then current term; provided, however, that if a Triggering Event occurs during the Term (including any renewal period), the Term shall be for the period commencing on the Effective Date and ending on the second anniversary of such Triggering Event.

                  Section 1.2 Termination of Employment. Except as may
                              -------------------------
otherwise be provided herein, Executive's employment under this Agreement may terminate, and the Term shall terminate, upon the occurrence of:

                  (a) Notice by Company. Ten (10) days after written notice
                      -----------------
         of termination is given by the Company, or a Segment Successor (as defined herein), to Executive;

                  (b) Notice by Executive. Ten (10) days after written
                      -------------------
         notice of termination is given by Executive to the Company; or

                  (c) Death or Disability. Executive's death or, at the
                      -------------------
         Company's option, upon Executive's becoming Disabled. As used herein, "Disabled" shall mean a mental or physical impairment which, in the reasonable opinion of a qualified doctor selected by the Company, renders Executive unable to perform with reasonable diligence the ordinary functions and duties of Executive on a full-time basis in accordance with the terms of this Agreement, which inability continues for a period of not less than 180 consecutive days.

Any notice of termination given by the Company or a Segment Successor to Executive under Section 1.2(a) above shall specify whether such termination is with or without Cause (as defined in Section 1.6 hereof). Any notice of termination given by Executive to the Company or a Segment Successor under
Section 1.2(b) above shall specify whether such termination is made with or without Good Reason (as defined in Section 1.5(a) hereof).

                  Section 1.3 Obligations of the Company upon Termination in
                              ----------------------------------------------
Anticipation of, on or after a Triggering Event:
------------------------------------------------

                  (a) Good Reason; Without Cause. If, during the Term of
                      --------------------------
         this Agreement, Executive terminates Executive's employment with the Company or a Segment Successor on or after the occurrence of a Triggering Event with Good Reason, or if during the Term of this Agreement, the Company or a Segment Successor terminates Executive's employment with the Company without Cause in anticipation of, on or after the occurrence of a Triggering Event, and in lieu of any other severance benefits that would otherwise be payable to Executive, the Company or Segment Successor shall pay the aggregate of the following amounts to Executive:

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                      (i)   to the extent not theretofore paid, Executive's
         base salary in effect at the time of such termination through the date of termination;

                      (ii) in the case of compensation previously deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company or Segment Successor; and

                      (iii) all other amounts or benefits owing or accrued to, vested in or earned through the date of separation under the then existing or applicable plans, programs, arrangements, and policies of the Company or Segment Successor and their respective affiliates.

                  The obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (i),
         (ii), and (iii) of section 1.3(a) shall be hereinafter collectively referred to as the "Accrued Obligations." The Accrued Obligations, shall be paid or caused to be paid by the Company or Segment Successor to Executive in accordance with the plans, programs or agreements under which the Accrued Obligations were earned.

                  In addition, the Company or Segment Successor shall pay Executive in one lump sum within five (5) days after the date of such termination:

                      (iv)  an amount equal to the sum of: (x)
         <<Base_pay_multiple>> times Executive's base salary in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination), (y)
         <<bonus_multiple>> times Executive's "target bonus" (at 100% of plan) for the calendar year in which such termination occurred (or, if higher, as in effect immediately prior to the Triggering Event), and (z) the pro-rata share of target bonus for the calendar year in which such termination occurred based upon the proportion that the number of complete months in such calendar year up to the date of termination bears to the complete calendar year (or, if higher, the pro rata amount based on the proportion that the number of complete months in such calendar year up to the date of the Triggering Event bears to the complete calendar year);

                      (v) if Executive elects medical or dental coverage under the Company's or Segment Successor's group medical or dental plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended ("Code") ("COBRA Coverage"), reimbursement promptly upon request by Executive (upon presentation of reasonable documentation showing prior payment), of an amount equal to the premium paid each month by Executive for COBRA Coverage during the 12 months of such COBRA Coverage (or during such shorter period that COBRA Coverage for Executive in effect);

                      (vi) such individual outplacement service as are appropriate for Executive's position for up to 12 months after termination of employment for a cost not to exceed $10,000; and

                                     3

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                      (vii) assistance to Executive to be provided by a "Big
         Five" accounting firm selected by the Company or other mutually agreeable accounting firm for federal and state income tax planning and federal and state income tax return preparation for Executive for the calendar year in which such termination of employment occurred.

                  (b) Allocations. The payments made under this Section 1.3
                      -----------
         shall, in the aggregate, be in consideration for the Executive's separate agreements under Sections 1.12 and 1.13 and Article II of this Agreement and, in part, to provide Executive certain additional severance benefits under the circumstances set forth in this Section 1.3. The allocation of the aggregate payments under this Agreement as the specific consideration for each separate agreement of Executive and as an additional severance benefit shall be in the reasonable discretion of Executive with the consent of the Company, which consent shall not be unreasonably withheld.

                  (c) Exceptions. Section 1.3(a) (iv)-(vii) shall not apply
                      ----------
         to the termination by the Company of Executive's employment in connection with the sale of the stock or assets of a Business Segment (as defined herein) if Executive continues employment with, or is offered employment by, the Business Segment or the Company in a stock sale or the purchaser of the assets of the Business Segment in an asset sale (in either case the "Segment Successor") on terms that would not otherwise qualify as Good Reason.

                  Section 1.4 Other Terminations. If Executive's employment
                              ------------------
is terminated for any reason or circumstance not set forth in Section 1.3, the Company shall pay to Executive all Accrued Obligations, as defined above, owed to Executive.

                  Section 1.5 Good Reason.
                              -----------

                  (a) As used in this Agreement, the term "Good Reason" means:

                      (i) a substantial diminution in the nature of Executive's authorities, duties, responsibilities or status (including offices, titles, reporting requirements and supervisory functions), from those in effect immediately prior to the Triggering Event.

                      (ii) the required relocation of Executive's place of employment to a location in excess of thirty-five (35) miles from the Executive's place of employment at the time Executive terminates employment, except for required travel on Company business to an extent substantially equivalent to Executive's business travel obligations immediately prior to the Triggering Event;

                      (iii) any reduction by the Company of Executive's base salary, or a material reduction in Executive's opportunities, profit sharing opportunities, or other incentive opportunities from those in effect immediately prior to the Triggering Event;

                      (iv) the Company breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after the Company's receipt of notice thereof from Executive;



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                      (v)    the failure by the Company to increase
         Executive's base salary in a manner consistent (both as to frequency and percentage increase) with (A) the Company's practices in effect immediately prior to the Triggering Event with respect to similarly positioned employees or (B) the Company's practices implemented subsequent to the Triggering Event with respect to similarly positioned employees unless, in either case, such failure is due to the failure by Executive to meet performance standards applicable to similarly positioned employees;

                      (vi) the failure of the Company to continue in effect Executive's participation in the Company's employee benefit plans, programs, arrangements and policies, at a level substantially equivalent in value to and on a basis consistent with the relative levels of participation of other similarly positioned employees;

                      (vii) the failure of the Company to obtain from a successor (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Agreement;

                      (viii) the failure of the Company to continue to provide Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate in all material respects with the Office and Executive's responsibilities to and position with the Company immediately prior to the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Company; or

                      (ix) the Company notifies Executive of the Company's intention not to observe or perform one or more of the obligations of the Company under this Agreement.

                  In no event shall Employee's resignation be for "Good Reason" unless (A) an event or circumstance set forth in clauses (i) through
(ix) shall have occurred and Executive provides the Company with written notice thereof within six (6) months after Executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that Executive believes constitutes Good Reason and (B) if capable of being cured, the Company fails to correct the circumstance or event so identified within 10 days after the receipt of such notice.

                  (b) If, at any time during the Term of this Agreement whether before or after the occurrence of a Triggering Event, Executive receives a description from the Company of the nature of Executive's authorities, duties, responsibilities status, salary, bonus and other employee benefits, or job location thereafter, and Executive accepts such new authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location ("New Office") with the Company without determining that the New Office causes a Good Reason as set forth in Section 1.5(a), then for the remaining Term, the New Office shall be the authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location to be used by Executive in determining whether Good Reason occurs thereafter pursuant to Section 1.5(a).

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                  Section 1.6 Cause. The term "Cause" shall mean (i) willful
                              -----
misconduct by Executive or gross neglect by Executive of Executive's duties as an employee, officer or director of the Company, (ii) the commission by Executive of a crime constituting a felony, or (iii) the commission by Executive of an act, other than an act taken in good faith within the course and scope of Executive's employment, which is directly detrimental to the Company and exposes the Company to material liability. In order for a cessation of Executive's employment to be deemed to be a termination of Executive's employment for Cause for the conduct described in clauses (i), or (iii) above, as applicable, (A) the Company shall have provided written notice to Executive that identifies such conduct, (B) in the event that the event or condition is curable, Executive shall have failed to remedy such event or condition within 30 days after Executive shall have received the written notice from the Company described above, and (C) the final determination that Executive's employment shall be terminated for Cause shall have been made by the affirmative vote of two-thirds (2/3) of the non-management membership of the Board at a meeting of the Board duly called and held upon at least fifteen (15) days prior written notice to Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting Executive and his counsel are entitled to be present and are given a reasonable opportunity to be heard).

                  Section 1.7 Triggering Event. As used herein, the term
                              ----------------
"Triggering Event" shall mean the occurrence with respect to the Company of any of the following events:

                  (a) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule l3d-3 promulgated under the Exchange Act) directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule l3d-3 promulgated under the Exchange Act, in case of rights to acquire common stock or other securities);

                  (b) an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 promulgated under the Exchange Act;

                  (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall become the beneficial (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3

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         promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

                  (d) the stockholders of the Company shall approve any liquidation or dissolution of the Company;

                  (e) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition or disposition of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) would become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

                  (f) individuals who constitute the Board on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) shall be, for purposes of this clause (f), considered as though such person were a member of the Incumbent Board (for the avoidance of doubt, the consummation of the transactions contemplated by the Settlement Agreement shall constitute a Triggering Event for purposes of this Section 1.7(f); or

                  (g) a recapitalization or other transaction or series of related transactions occurs which results in a decrease by 50% or more in the aggregate percentage ownership of the then outstanding common stock of the Company or 50% or more in the combined voting power of the outstanding securities of the Company held by the stockholders of the Company immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants).

                  Section 1.8 Additional Triggering Events in Specific
                              ----------------------------------------
Circumstances. In addition to those Triggering Events specified in Sections
-------------
1.7 above, the following events shall also be Triggering Events:

                  (a) With respect to an Executive who devotes substantially all of his or her time and energy to the management and operation of a Business Segment (a "Segment Executive"), the combination of Business Segments, the sale of substantially all the capital stock of a Business Segment, or the transfer, sale or contribution of more than 50% of the Business Segment's Base Revenues (as defined below) shall constitute a

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         Triggering Event. For the purposes of this Agreement, a "Business
         Segment" shall be defined as either Cenveo Envelope, Cenveo Commercial Print Group or Cenveo Resale, as such businesses are constituted as of the date hereof.

                  (b) With respect to a Cenveo Corporate Office Executive who does not devote substantially all of their time and energy to the management and operation of a single Business Segment, but rather divides his or her time and energy among the Business Segments or towards other Corporate objectives ("a Corporate Executive").

                      (i) the sale of any Business Segment or Business Segments in the aggregate constituting more than 50% of the revenues of the Company (excluding discontinued operations) as such revenues were reported in the Company's Annual Report on Form 10(K) for the year ended December 31, 2000 ("Base Revenues") shall constitute a Triggering Event;

                      (ii) the elimination of the Corporate Executive's corporate department or major corporate function, such as legal, human resources, purchasing, treasury or the like.

                  Section 1.9 Legal Fees and Expenses. The Company shall pay
                              -----------------------
as incurred any and all reasonable attorney, accounts' and experts' fees and expenses and court costs incurred by Executive in any contest by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement; provided, that if an arbitrator or a court of competent jurisdiction finds that Executive has not acted in good faith in bringing or defending any such contest or claim, Executive shall be required to refund to the Company any such costs incurred by the Company pursuant to this Section 1.9.

                  Section 1.10 Non-exclusivity of Rights. Except as provided
                               -------------------------
in Section 4.4 below, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Company or any of its affiliates and for which Executive and/or Executive's family may qualify, nor shall anything herein limit or otherwise affect such rights as Executive and/or Executive's family may have under any other agreements with the Company or any of its affiliates. Amounts which are vested benefits or which Executive and/or Executive's family is otherwise entitled to receive under any plan, program, arrangement or policy of the Company or any of its affiliates at or subsequent to the date of termination of Executive's employment under this Agreement shall be payable in accordance with such plan, program, arrangement or policy.

                  Section 1.11 Full Payment; No Mitigation Obligation. The
                               --------------------------------------
Company's obligation to make the payments provided for in sections 1.3(a)(iv)-(vii) in this Agreement and otherwise to perform its obligations hereunder shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, and is also contingent upon Executive's execution of the release described in Section 1.12. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

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                  Section 1.12 Delivery of Release. As a condition to the
                               -------------------
obligation of the Company to make the payments provided for in this Agreement and otherwise perform its obligations hereunder to Executive upon termination of Executive's employment (other than due to death of Executive) Executive, or Executive's legal representatives shall deliver to the Company a written release, substantially in the form attached hereto as Annex A.

                  Section 1.13 Stay-on Requirement. In consideration for the
                               -------------------
agreements of the Company hereunder and as a condition for the payments to be made to pursuant to Section 1.3(a)(iv)-(vii) hereof, Executive agrees that Executive will not voluntarily terminate his employment with the Company or, in the case of a Segment Executive, with any Segment Successor with respect to which Executive is a Segment Executive, other than for Good Reason and prior to or within three months following a Triggering Event.

                  Section 1.14 Mitigation. At the sole option of the
                               ----------
Executive, if a reduction in the payments made under Section 1.3(a) (iv),
(v) and (vi) would eliminate some or all of the excise taxes (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the payment payable under such Sections may, if the Executive so elects, be reduced by the amount that will eliminate the imposition of such Excise Tax. The Executive will not rely on any representation or advice of the Company in making such an election. The Company agrees that the Executive's reasonable allocation under Section 1.3(b) (for severance amounts under this agreement, subject to the Company's consent which shall not be unreasonably withheld) to be in consideration for Executive's agreement under Article II may be used by the Executive in Executive's discretion to mitigate the effects of Sections 280G and 4999 of the Code.

                                 ARTICLE II
                    NON-COMPETITION AND NON-SOLICITATION

                  Section 2.1 Non-Competition.
                              ---------------

                  (a) Executive acknowledges that during his employment with the Company he has enjoyed a position of trust and confidence that gave him complete access to Confidential and Proprietary
         Information (as defined herein), which has value to the Company.

                  (b) Executive acknowledges that his service as <<Title>> of the Company means that he comes within the statutory exception contained in subsection 2(d) of C.R.S. Section 8-2-113, which allows for non-competition agreements between employers and executives, managers, officers and professional staff. Because of his virtually unlimited access to Confidential and Proprietary Information, which is of value to the Company, Executive also acknowledges that his subsequent employment by a competitor would be more likely than not to result in the inevitable disclosure of the trade secrets of the Company.

                  (c) Executive accordingly agrees that for the term of this Agreement and for a period of <<non_compete_time>>years following his separation from employment for any reason which entitles Executive to receive payments under Section 1.3 (a) (iv)-(vii),

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         Executive shall not directly or indirectly engage in competition with the Company by taking any of the following actions:

                      (i) Owning, managing, operating, joining, controlling or providing services to (or participating in the ownership, management, operation or control of, other than as a holder of less than 5% of the shares of a public company), aiding or assisting any corporation, association, partnership, limited liability company, proprietorship or other business entity, regardless of form, that at any location in the United States or Canada engages in the business in which the Segment Executive is currently engaged in by the Company or, with respect to a Corporate Executive, the entire company.

                      (ii) Serving as an employee, agent, consultant, officer, director, advisor, or creditor of any such business entity or enterprise described in (i) above.

                      (iii) Inducing or attempting to induce any customer, supplier or business relation of the Company to cease doing business with the Company or in any other way interfering with the relationship between any customer, supplier or business relation and the Company.

                      (iv) Nothing contained in this Section 2.1 shall prevent Executive from providing investment banking or similar transactional advisory services to a business entity or enterprise described in (i) above that is engaging in, or actively considering engaging in, a merger, acquisition, divestiture or similar business combination (a "Transaction"); provided that Executive shall not provide such advisory services concerning, and shall recuse himself from any engagement in, any Transaction in which Executive knows, or subsequently learns, that the Company is engaged, or is actively considering becoming engaged, whether or not in competition with such entity or enterprise.

                  (d) The foregoing restrictions shall not apply to employment with a
         Segment Successor that acquires the Business Segment for which the Executive is a Segment Executive.

                  (e) Executive acknowledges that the restrictions set forth above are reasonable and appropriate to protect the Confidential and Proprietary Information of value to the Company, which would be inevitably disclosed if he competed, directly or indirectly, as set forth above. If however, a court determines that any of the foregoing restrictions are unreasonable in duration, scope or area of restriction, then Executive and the Company agree that the restrictions shall be applied only to the activities and territory, and only for the period of time, that the court determines reasonable in light of all then-existing circumstances.

                  Section 2.2 Non-Solicitation of Employees. The Executive
                              -----------------------------
agrees that for the term of this Agreement and for a period of two (2) years following his separation from employment for any reason which entitles Executive to receive payments under Section 1.3(a)(iv)-(vii), Executive shall not directly or indirectly solicit or recruit, or attempt to solicit or recruit, or hire, any employee of the Company who is employed by the Company or was

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employed by the Company at any time during the last year of the Executive's employment with the Company.

                  Section 2.3 Confidential Information. As used herein,
                              ------------------------
"Confidential and Proprietary Information" means all information of a technical or business nature such as ideas, discoveries, inventions, improvements trade secrets, know-how, manufacturing processes, specifications, writings and other works of authorship, computer programs, software and data, source codes, financial figures and reports, marketing plans and data, customer lists and data, business plans or data which relate to the actual or anticipated business of the Company of any of its affiliates or their actual or anticipated areas of research and development, evaluations of, and the use or non-use by Company or any of its affiliates of, technical or business information in the public domain, forecasts, strategic plans, arrangements with manufacturers, suppliers, brokers and other third parties, financing plans, personnel records, customer lists, manuals, records, information regarding actual or potential customers or suppliers, marketing plans, present and proposed trade marks, service marks, names, brands and labels, packaging and advertising plans and data, product formulations, regulatory plans, programs and data, legal matters, patent and trademark matters and any proprietary or secret information (whether such information is owned by, licensed to or otherwise possessed by the Company or any of its affiliates) whether patentable or not. Executive shall, both during and after Executive's employment with the Company, protect and maintain the confidential, trade secret and/or proprietary character of all Confidential and Proprietary Information. Executive shall not, during or after termination of Executive's employment, directly or indirectly, use (for Executive or another) or disclose any Confidential Information, except as may be necessary for the performance of Executive's duties while in the employ of the Company. Executive shall deliver promptly to the Company, at the termination of Executive's employment, or at any other time at the Company's request, without retaining any copies, all documents and other material in Executive's possession relating, directly or indirectly, to any Confidential and Proprietary Information. Each of Executive's obligations in this Section 5.3 shall also apply to the confidential, trade secret and proprietary information learned or acquired by Executive during Executive's employment from others with whom the Company or any of its affiliates has a business relationship.

                  Section 2.4 Specific Enforcement; Modification. Executive
                              ----------------------------------
acknowledges that the provisions of Sections 2.1, 2.2 and 2.3 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other remedy to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining it from any actual or threatened breach of such provisions, without bond or other security being required. Should a court of competent jurisdiction declare any of the covenants set forth in this
Article II unenforceable, the court shall be empowered to modify and reform such covenants so as to provide relief reasonably necessary to protect the interests of the Company and Executive and to award injunctive relief, or damages, or both, to which the Company may be entitled.

                  Section 2.5 Provisions Not Exclusive. The provisions of
                              ------------------------
Sections 2.1, 2.2, 2.3 and 2.4 do not supercede or replace any non-competition, confidentiality or non-solicitation agreements between Executive and the company or any of its affiliates now in effect or entered into in the future.

                                ARTICLE III
                             GENERAL PROVISIONS

                  Section 3.1 Governing Law. This Agreement shall be
                              -------------
governed by and construed in accordance with the laws of the state of Colorado.

                  Section 3.2 Assignability. This Agreement is personal to
                              -------------
Executive and without the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including any Segment Successor that employs Executive following a Triggering Event. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company, and any Segment Successor that employs Executive following a Triggering Event, to expressly assume and agree to perform, by a written agreement in form and substance reasonably satisfactory to Executive, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor (including any Segment Successor) to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

                  Section 3.3 Withholding. The Company may withhold from any
                              -----------
amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  Section 3.4 Entire Agreement Amendment. This Agreement
                              --------------------------
constitutes the entire agreement and understanding between Executive and the Company arid, except as otherwise expressly provided herein, supersedes any prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement replaces and supercedes any and all provisions of and benefits under any other severance agreement or program under which Executive would otherwise be entitled to severance benefits on or after the occurrence of a Triggering Event. It is expressly understood that any previously executed Executive Severance Agreement or Change of Control Agreement or any other agreement which purports to have change of control or similar provisions in it, are hereby superceded by this Agreement. Except as may be otherwise provided herein, this Agreement may not be amended or modified except by subsequent written agreement executed by both parties hereto.

                  Section 3.5 Multiple Counterparts. This Agreement may be
                              ---------------------
executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement.

                  Section 3.6 Notices. Any notice provided for in this
                              -------
Agreement shall be deemed delivered upon deposit in the United States mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefore by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

                           If to the Company:

                           Cenveo, Inc.
                           8310 S. Valley Highway, #400
                           Englewood, Colorado 80112
                           Attention:  President and CEO

                           with a copy to:

                           Cenveo, Inc.
                           8310 S. Valley Highway, #400
                           Englewood, Colorado 80112
                           Attention:  Vice President-General Counsel

                           If to Executive:

                           To the last address reflected on the records of the Company, unless otherwise provided in writing to the Company pursuant to this Section.

                  Section 3.7 Waiver. The waiver of any breach of any term
                              ------
or condition of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.

                  Section 3.8 Severability. In the event any provision of
                              ------------
this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not affect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other that would render the provision valid, then the provision shall have the construction that renders it valid.

                  Section 3.9 Arbitration of Disputes. Except for disputes
                              -----------------------
and controversies arising under Article II or involving equitable or injunctive relief, any dispute or controversy arising under or in connection with this Agreement shall be conducted in Denver, Colorado in accordance with the rules set forth by the American Arbitration Association. The decision of the arbitrator shall be binding on Executive and the Company. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                  Section 3.10 Termination Of Prior Agreements. This
                               -------------------------------
Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement, including, from and after the Effective Date, the Prior Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                  CENVEO, INC.


                                  By:
                                     -----------------------------------------



                                  EXECUTIVE



                                  --------------------------------------------
                                  <<First_Name>> <<Last_Name>>